                                [GTS LETTERHEAD]

                                                                 EXHIBIT 10.1(d)


                                                              September 16, 1996



By fax: + 212 4896357


Mr. W. James Peet
The Chatterjee Group
Suite 3000
888 Seventh Avenue
New York, New York 10106

Dear Mr. Peet:

Reference is made to (a) the following agreements, each as heretofore amended, supplemented or otherwise modified (collectively, the "Chatterjee Agreements") among the purchasers referred to below (collectively the "Chatterjee Purchasers") and Global TeleSystems Group, Inc. (the "Company" or "GTS"): (i) the Senior Note Purchase Agreement, dated as of January 19, 1996, between the Company, The Open Society Institute ("OSI") and Chatterjee Fund Management, L.P. as purchasers; and (ii) the Senior Note Purchase Agreement, dated as of June 6, 1996, between the Company and OSI, Winston Partners II LDC and Winston Partners II LLC, as purchasers; and (b) the requested consent concerning additional investment in Hermes as set forth below.

     Because it has taken longer than anticipated to finalize railway, customer and other agreements, Hermes needs additional investment from the Company of ECU 4 million (approximately US$ 5 million under current exchange rates) to be applied to capital expenditures. The Company's co-venturer, HitRail B.V. ("Hitrail"), will be required to make a contemporaneous equal investment in Hermes. In the event, however, that Hitrail determines not to make its ECU 4 million investment, the Company would make Hitrail's investment. The Company therefore seeks the Chatterjee Purchasers' consent to a total additional investment by the Company up to ECU 8 million, which the Company contemplates would be applied to additional capital expenditures.

Mr. W. James Peet
The Chatterjee Group
September 16, 1996
Page 2


Please evidence your consent by signing and returning to me a copy of the enclosed amendment letter.


                                        Sincerely,


                                        /s/  [ILLEGIBLE]


Enclosure

                               [GTS LETTERHEAD]

                                        September 16, 1996



Global TeleSystems Group, Inc.
1751 Pinnacle Drive
North Tower, 12th Floor
McLean, Virginia 22102 USA


Ladies and Gentlemen:

        Reference is made to the following agreements, each as amended by the letter agreement dated as of July 23, 1996 (as amended, collectively, the "Chatterjee Agreements") among the purchasers referred to below (collectively, the "Chatterjee Purchasers") and Global TeleSystems Group, Inc. (the "Company"): (i) the Senior Note Purchase Agreement, dated as of January 19, 1996, between the Company and The Open Society Institute ("OSI") and Chatterjee Fund Management, L.P., as purchasers; and (ii) the Senior Note Purchase Agreement, dated as of June 6, 1996, between the Company, OSI, Winston Partners II LDC and Winston Partners II LLC, as purchasers.

        The Company and the Chatterjee Purchasers hereby agree as follows:

        1.      Each Chatterjee Agreement is hereby amended as set forth below:

                (a) Schedule 9.11 of the amendments dated July 23, 1996 to the Chatterjee Agreements is hereby amended by substituting: (A) "$22,075" for "$17,075" opposite "GTS Hermes" under the column heading "Projected Intercompany Balance YE 1996", (B) "$135,932" for "$130,932" for the total at the bottom of such heading, (C) "($6,072)" for "($1,072)" opposite GTS Hermes under the column heading "YE variance to 3/31/96 Balance", (D) "($53,744)" for "($43,744)" for the total at the bottom of such heading, (E) "$5,000" for "$-" under the column heading "Break out of Variance" and the subheading "CapEx",
(F) "$22,241" for "$17,241" for the total at the bottom of such subheading, and
(G) "17M" for "$12M" in footnote 3. If the Company determines, however, to make such additional total investment of ECU 8 million, the figures in the preceding sentence would be amended by substituting the figures, as follows:
(A) "$27,075" for "$22,075", (B) "$140,932" for "$135,932", (C) "($11,072)" for
"($6,072)", (D) "($58,744)" for "($53,744)", (E) "$10,000" for "$5,000", (F)
"$27,241" for "$22,241" and (G) "22M" for "17M."

Global TeleSystems Group, Inc.
Page Two
September 16, 1996


        2. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        3. This letter agreement becomes effective as of the date first above written, on the date on which the Company and each of the Chatterjee Purchasers shall have executed and delivered a counterpart hereof. Upon the effectiveness of this letter agreement, each reference in any Transaction Document (as defined in each Chatterjee Agreement) to either Chatterjee Agreements or any term or provision thereof shall mean such Chatterjee Agreements, such term or such provision, respectively, as amended hereby. Except as otherwise provided herein, the Transaction Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed.

        4. This letter agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

        Please indicate your agreement to the foregoing by executing a counterpart of this letter agreement in the appropriate space provided below.

                                                Very truly yours,

                                                THE OPEN SOCIETY INSTITUTE


                                                By /s/ GARY GLADSTEIN
                                                   ----------------------------
                                                   Name:  George Soros
                                                   Title: Gary Gladstein,
                                                          Attorney-in-fact

                                                CHATTERJEE FUND MANAGEMENT, L.P.


                                                By /s/ [ILLEGIBLE]
                                                   -----------------------------
                                                   Name:   [ILLEGIBLE]
                                                   Title:  Attorney-in-fact

Global TeleSystems Group, Inc.
Page Three
September 16, 1996


                                   WINSTON PARTNERS II LDC


                                   By __________________________________
                                      Name:
                                      Title:

                                   WINSTON PARTNERS II LLC, by Chatterjee
                                     Advisors LLC, its manager


                                   By /s/ [ILLEGIBLE]
                                      __________________________________
                                      Name: [ILLEGIBLE]
                                      Title: Manager

Accepted and Agreed:

GLOBAL TELESYSTEMS GROUP, INC.

By: /s/ [ILLEGIBLE]
    ------------------------------
    Name: N. S. Molberger
    Title: Vice President-General
           Counsel & Secretary